DUFF & PHELPS

NEWA 金正环保

September 29, 2020

Newater Technology, Inc.

Fairness Analysis Presented to the
Special Committee of Independent Directors

Duff & Phelps Disclaimer

- The following pages contain materials that are being provided by Duff & Phelps, LLC ("Duff & Phelps") to the special committee of independent directors (the "Special Committee") of the board of directors (the "Board of Directors") (solely in its capacity as the Special Committee) of Newater Technology, Inc. ("Newater" or the "Company") in the context of a meeting of the Special Committee held to consider the Proposed Transaction (as defined herein).
- The accompanying materials are, and any Opinion (as defined herein) will be, compiled and presented on a confidential basis, solely for the use and benefit of the Special Committee in connection with its evaluation of the Proposed Transaction and may not be, in whole or in part, distributed to any other party, publicly disclosed, or relied upon for any other purpose without the prior written consent of Duff & Phelps or as otherwise provided in the engagement letter among Duff & Phelps, the Company, and the Special Committee.
- Because these materials were prepared for use in the context of an oral presentation to the Special Committee, whose members are familiar with the business and affairs of the Company, neither Duff & Phelps nor any of its respective legal or financial advisors or accountants, take any responsibility for the accuracy or completeness of any of the accompanying materials if used by persons other than the Special Committee.
- These materials are not intended to represent an Opinion and shall not be treated, construed, used or relied upon in any way as an Opinion. These materials are intended to serve as discussion materials for the Special Committee and as a summary of the basis upon which Duff & Phelps may render an Opinion, and are incomplete without reference to, and should be viewed solely in conjunction with, the discussion between Duff & Phelps and the Special Committee.
- The accompanying material does not, and any Opinion provided by Duff & Phelps would not: (i) address the merits of the underlying business decision to enter into the Proposed Transaction versus any alternative strategy or transaction; (ii) constitute a recommendation as to how the Special Committee, the Board of Directors or any other person including security holders of the Company should vote or act with respect to any matters relating to the Proposed Transaction, or whether to proceed with the Proposed Transaction or any related transaction; or (iii) create any fiduciary duty on the part of Duff & Phelps to any party.
- The information utilized in preparing this presentation was obtained from the Company and from public sources under the assumption that they are complete and accurate as of the date of provision. Duff & Phelps did not independently verify such information. Any estimates and forecasts contained herein have been prepared by or are based on discussions with the management of the Company and its principal operating company, Yantai Jinzheng Eco-Technology Co., Ltd. (collectively the "Management of the Company"), and involve numerous and significant subjective determinations, which may or may not prove to be correct. No representation or warranty, expressed or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation or warranty, whether as to the past or the future.
- No selected company or selected transaction used in our analysis is directly comparable to the Company or the Proposed Transaction.

Table of Contents

Section 01

Introduction and Transaction Overview

Introduction and Transaction Overview

The Engagement

- Duff & Phelps was retained by the Company to serve as independent financial advisor to the Special Committee (solely in its capacity as such).
- Specifically, Duff & Phelps has been asked to provide an opinion (the "Opinion") as to the fairness, from a financial point of view, to the holders of common shares, par value US$0.001 per share, of the Company (each, a "Share" or, collectively, the "Shares"), other than the Excluded Shares (as defined below), of the Merger Consideration (as defined below) to be received by such holders in the Proposed Transaction (as defined below) (without giving effect to any impact of the Proposed Transaction on any particular holder of Shares other than in its capacity as a holder of Shares).

The Proposed Transaction

- It is Duff & Phelps' understanding that the Company, Crouching Tiger Holding Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands ("Parent"), and Green Forest Holding Limited, a company with limited liability incorporated under the laws of the British Virgin Islands and a wholly-owned subsidiary of Parent ("Merger Sub"), propose to enter into an Agreement and Plan of Merger (the "Merger Agreement"), dated as of the date hereof, the latest draft of which Duff & Phelps has reviewed is dated September 29, 2020.
- Pursuant to the Merger Agreement, among other things, Merger Sub will merge with and into the Company, whereupon Merger Sub will cease to exist, with the Company surviving the merger and becoming a wholly-owned subsidiary of Parent. In connection with such merger, each Share issued and outstanding (other than the Excluded Shares) shall be cancelled in exchange for the right to receive US$3.65 in cash per Share without interest (the "Merger Consideration") (collectively, the "Proposed Transaction").
- The terms and conditions of the Proposed Transaction are more fully set forth in the Merger Agreement.
- For purposes of the Opinion, (i) "Excluded Shares" shall mean, collectively, (a) the Rollover Shares, (b) the Dissenting Shares and (c) Shares (if any) owned by the Company or any direct or indirect Wholly-Owned Subsidiaries of the Company (or held in the Company's treasury); and (ii) "Rollover Shares", "Dissenting Shares" and "Wholly-Owned Subsidiaries" shall have the meanings set forth in the Merger Agreement.

Introduction and Transaction Overview

Scope of Analysis

Duff & Phelps has made such reviews, analyses and inquiries as it has deemed necessary and appropriate under the circumstances. Duff & Phelps also took into account its assessment of general economic, market and financial conditions, as well as its experience in securities and business valuation, in general, and with respect to similar transactions, in particular. Duff & Phelps' procedures, investigations, and financial analysis with respect to the preparation of its analysis included, but were not limited to, the items summarized below:

1. Reviewed the following documents:
   - The Company's audited financial statements for the years ended December 31, 2015 and December 31, 2016 included in the Company's Form F-1 filed with the Securities and Exchange Commission ("SEC"), the Company's annual reports and audited financial statements on Form 20-F filed with the SEC for the years ended December 31, 2017 through December 31, 2019 and the Company's unaudited interim financial statements for the six months ended June 30, 2018 and June 30, 2019 included in the Company's Form 6-K filed with the SEC;
   - The Company's unaudited interim financial statements for the five months ended May 31, 2019 and May 31, 2020, provided by the Management of the Company;
   - Unaudited segment financial information for the Company for the years ended December 31, 2015 through December 31, 2019, for the six months ended June 30, 2018 and June 30, 2019, and for the five months ended May 31, 2019 and May 31, 2020, provided by the Management of the Company;
   - A detailed financial projection model for the Company for the years ended December 31, 2020 through December 31, 2025, prepared and provided to Duff & Phelps by the Management of the Company, upon which Duff & Phelps has relied, with the Company's and the Special Committee's consent, in performing its analysis (collectively, the "Management Projections");
   - Other internal documents relating to the history, past and current operations, financial conditions, and probable future outlook of the Company, provided to Duff & Phelps by the Management of the Company;
   - Letters dated September 28, 2020 from the Management of the Company, which made certain representations as to the historical financial statements of the Company and the Management Projections and the underlying assumptions of such projections (the "Management Representation Letters"); and
   - Documents related to the Proposed Transaction, including a draft of the Merger Agreement dated September 29, 2020;
2. Discussed the information referred to above and the background and other elements of the Proposed Transaction with the Management of the Company;
3. Discussed with the Management of the Company its plans and intentions with respect to the management and operation of the Company's business;
4. Reviewed the historical trading price and trading volume of the Shares and the publicly traded securities of certain other companies that Duff & Phelps deemed relevant;
5. Performed certain valuation and comparative analyses using generally accepted valuation and analytical techniques including a discounted cash flow analysis, an analysis of selected public companies that Duff & Phelps deemed relevant, and an analysis of selected transactions that Duff & Phelps deemed relevant; and
6. Conducted such other analyses and considered such other factors as Duff & Phelps deemed appropriate.

Introduction and Transaction Overview
Ownership Summary

Fully Diluted Ownership


Public Investors and Others 54.9%
Institutional Investors 0.7%
Buyer Group 44.4%

Newater Technology, Inc. - Ownership

Current Shareholders	Common Shares	% of Ownership
Buyer Group		
Li, Yuebiao (CEO & Chairman) (1)	2,900,000	26.8%
Zhang, Zhuo (CFO & Vice Chairman)	1,900,000	17.6%
Buyer Group	4,800,000	44.4%
Institutional Investors		
Gesiuris Asset Management, SGIIC, S.A.	43,079	0.4%
State Street Global Advisors, Inc.	18,871	0.2%
Renaissance Technologies Corp.	14,800	0.1%
Institutional Investors	76,750	0.7%
Public Investors and Others	5,932,250	54.9%
Total Shares Outstanding	10,809,000	100.0%
RSUs & Options In-the-Money at Offer Price	0	0.0%
Fully Diluted Shares Outstanding at Offer Price	10,809,000	100.0%

Notes:
(1) Li, Yuebiao holds the shares through Tigerwind Group Limited.

Source: Company filings, SEC filings, Capital IQ, the Management of the Company

Introduction and Transaction Overview

Trading Analysis

Newater Technology, Inc. - Trading History

September 25, 2019 to September 25, 2020



Share Price
Volume (thousands)
Volume
Price
30-day Trading VWAP
60-day Trading VWAP
90-day Trading VWAP
Offer

Offer Price Premium Relative to:		
Current (9/25/20)	$3.44	8.0%
One Day Prior	$2.12	73.1%
30- Day VWAP (1)	$2.22	64.2%
60- Day VWAP (1)	$2.33	58.6%
90- Day VWAP (1)	$3.58	2.7%

(1) Trailing Volume Weighted Average Price (VWAP) Prior to Offer at May 12, 2020.

Newater Technology, Inc. Historical Trading Metrics

(in thousands, except per Share)

During one year prior to Offer		*Post Offer*	
Average Closing Price	$4.72	Average Closing Price	$3.45
High	$7.43	High	$4.56
Low	$1.40	Low	$2.47
Average Volume	4.7	Average Volume	10.6
% of Shares Issued and Outstanding	0.0%	% of Shares Issued and Outstanding	0.1%
% of Float	0.1%	% of Float	0.2%

Source: Capital IQ, Company filings, SEC filings

DUFF & PHELPS

Introduction and Transaction Overview
Proposed Transaction

Newater Technology, Inc. - Offer Price Premium Relative To

	Share Price	Implied Premium
Share price as of 9/25/20	$3.44	6.0%
One-day prior (5/11/20)	$2.12	72.1%
One-week prior (5/5/20)	$2.28	60.1%
30-days trailing VWAP prior to May 12, 2020	$2.22	64.2%
60-days trailing VWAP prior to May 12, 2020	$2.33	56.6%
90-days trailing VWAP prior to May 12, 2020	$3.56	2.7%
Offer Price	$3.65	

Source: Capital IQ and SEC filings

Newater Technology, Inc. - Implied Multiples
(USD in millions, except per Share data)

		Offer $3.65
Fully Diluted Shares Issued and Outstanding (millions)	10.8	
Implied Common Equity Value		$39.5
Less: Cash		(11.2)
Plus: Working Capital Deficit		12.6
Less: Due from related parties		(0.0)
Less: Deposit on loan agreement		(0.7)
Less: Long-term investments (1)		(6.0)
Plus: Loans due within one year		11.7
Plus: Long term loans		0.1
Plus: Other payables (2)		1.6
Implied Enterprise Value		$47.6
Implied Offer Multiples:		
EV / LTM EBITDA	$8.5	5.6x
EV / 2020 EBITDA	$7.8	6.2x
EV / 2021 EBITDA	$8.5	5.6x
EV / 2022 EBITDA	$8.7	5.3x
EV / LTM EBIT	$6.7	7.1x
EV / 2020 EBIT	$5.9	8.1x
EV / 2021 EBIT	$6.2	7.6x
EV / 2022 EBIT	$6.2	7.4x
EV / LTM Revenue	$38.4	1.24x

(1) Includes 20% equity interest in Yantai Hengqingyuan Eco-Technology Co., Ltd. and 40% equity interest in Yantai Jincai Eco-Technology Co., Ltd.
(2) Includes payables for prior purchases of property, plant and equipment.

Note: Balance sheet data and LTM as of May 31, 2020. Financial performance metrics presented are adjusted to exclude public company costs and non-recurring income and expenses.

Introduction and Transaction Overview
Valuation Summary

Valuation Analysis Summary
(RMB in thousands, except per Share values or otherwise noted)

		Low		High	Offer Price
Enterprise Value					
Discounted Cash Flow Analysis		255,000	-	305,000	
Selected Public Companies / M&A Transactions Analysis		262,000	-	317,000	
Enterprise Value		¥ 259,000	-	¥ 311,000	
Plus: Cash and Restricted Cash		76,094	-	76,094	
Less: Working Capital Deficit		(86,000)	-	(86,000)	
Plus: Due from Related Parties		16	-	16	
Plus: Deposit on Loan Agreement		5,100	-	5,100	
Plus: Long-term Investments (1)		40,882	-	40,882	
Less: Loans Due within One Year		(79,952)	-	(79,952)	
Less: Long-term Loans		(928)	-	(928)	
Less: Other Payables (2)		(10,720)	-	(10,720)	
Common Equity Value		¥ 203,493	-	¥ 255,493	
Shares Issued and Outstanding		10,809,000	-	10,809,000	
Value Per Share (RMB)		¥ 18.83	-	¥ 23.64	
RMB to USD FX rate (as of 9/25/2020)		6.82	-	6.82	
Value Per Share (USD)		$2.76	-	$3.46	$3.65
Implied Valuation Multiples					
EV / LTM EBITDA	¥ 57,664	4.5x	-	5.4x	5.6x
EV / 2020 EBITDA	¥ 52,790	4.9x	-	5.9x	6.2x
EV / 2021 EBITDA	¥ 58,424	4.4x	-	5.3x	5.6x
EV / 2022 EBITDA	¥ 61,220	4.2x	-	5.1x	5.3x
EV / LTM EBIT	¥ 45,902	5.6x	-	6.8x	7.1x
EV / 2020 EBIT	¥ 40,322	6.4x	-	7.7x	8.1x
EV / 2021 EBIT	¥ 42,518	6.1x	-	7.3x	7.6x
EV / 2022 EBIT	¥ 43,897	5.9x	-	7.1x	7.4x
EV / LTM Revenue	¥ 261,877	0.99x	-	1.19x	1.24x

(1) Includes 20% equity interest in Yantai Hengqingyuan Eco-Technology Co., Ltd. and 40% equity interest in Yantai Jincai Eco-Technology Co., Ltd.
(2) Includes payables for prior purchases of property, plant and equipment.

Note: Balance sheet data and LTM as of May 31, 2020. Financial performance metrics presented are adjusted to exclude public company costs and non-recurring income and expenses.

Introduction and Transaction Overview
Per Share Valuation Range



$3.65 Offer Price
Discounted Cash Flow Analysis
$2.70
$3.38
Selected Public Companies / M&A Transactions Analysis
$2.80
$3.55
Concluded Range
$2.76
$3.46
Value Per Share (USD)
$2.00
$2.50
$3.00
$3.50
$4.00
$4.50

Section 02

Valuation Analysis

Valuation Analysis

Historical and Projected Financial Performance

Historical and Projected Financial Performance

(RMB in thousands)

	2015A	2016A	2017A	2018A	2019A	YTD 5/31/2019	YTD 5/31/2020	LTM 5/31/2020	Management Projections 2020P	2021P	2022P	2023P	2024P	2025P	'19-'25 CAGR
Net Revenue - Products	¥ 22,522	¥ 60,793	¥ 27,034	¥ 11,198	¥ 20,369	¥ 1,356	¥ 15,000	¥ 34,044	¥ 27,020	¥ 29,722	¥ 32,100	¥ 34,347	¥ 36,408	¥ 38,229	11.1%
Growth	NA	169.9%	(55.5%)	(58.6%)	81.9%		NM		32.7%	10.0%	8.0%	7.0%	6.0%	5.0%	
Net Revenue - Projects	¥ 20,944	¥ 20,795	¥ 90,160	¥ 178,496	¥ 206,992	¥ 26,338	¥ 7,641	¥ 168,295	¥ 220,000	¥ 236,280	¥ 251,638	¥ 265,227	¥ 277,162	¥ 288,248	5.7%
Growth	NA	(0.7%)	333.6%	98.0%	16.0%		(71.0%)		6.3%	7.4%	6.5%	5.4%	4.5%	4.0%	
Net Revenue - Services	¥ 0	¥ 0	¥ 54,024	¥ 121,462	¥ 32,170	¥ 18,045	¥ 25,414	¥ 39,538	¥ 38,616	¥ 44,794	¥ 50,617	¥ 55,679	¥ 60,134	¥ 63,742	12.1%
Growth	NA	NM	NM	124.8%	(73.5%)		40.8%		20.0%	16.0%	13.0%	10.0%	8.0%	6.0%	
Total Net Revenue	¥ 43,466	¥ 81,588	¥ 171,219	¥ 311,155	¥ 259,531	¥ 45,739	¥ 48,085	¥ 261,877	¥ 285,636	¥ 310,797	¥ 334,356	¥ 355,253	¥ 373,704	¥ 390,218	7.0%
Growth	NA	87.7%	109.9%	81.7%	(16.6%)		5.1%		10.1%	8.8%	7.6%	6.2%	5.2%	4.4%	
Gross Profit	¥ 20,362	¥ 31,054	¥ 55,884	¥ 140,454	¥ 116,506	¥ 26,211	¥ 24,207	¥ 114,501	¥ 118,863	¥ 133,409	¥ 142,989	¥ 151,511	¥ 159,038	¥ 165,860	6.1%
Margin %	46.8%	38.1%	32.6%	45.1%	44.9%	57.3%	50.3%	43.7%	41.6%	42.9%	42.8%	42.6%	42.6%	42.5%	
Adjusted EBITDA	¥ 10,324	¥ 22,144	¥ 27,514	¥ 71,148	¥ 61,810	¥ 2,319	-¥ 1,827	¥ 57,664	¥ 52,790	¥ 58,424	¥ 61,220	¥ 65,047	¥ 69,721	¥ 72,308	2.6%
Margin %	23.8%	27.1%	16.1%	22.9%	23.8%	5.1%	(3.8%)	22.0%	18.5%	18.8%	18.3%	18.3%	18.7%	18.5%	
Growth		114.5%	24.3%	158.6%	(13.1%)	(95.4%)	NM		(14.6%)	10.7%	4.8%	6.3%	7.2%	3.7%	
Adjusted EBIT	¥ 9,786	¥ 20,897	¥ 25,936	¥ 67,455	¥ 51,109	-¥ 272	-¥ 5,478	¥ 45,902	¥ 40,322	¥ 42,518	¥ 43,897	¥ 47,318	¥ 51,671	¥ 53,917	0.9%
Margin %	22.5%	25.6%	15.1%	21.7%	19.7%	(0.6%)	(11.4%)	17.5%	14.1%	13.7%	13.1%	13.3%	13.8%	13.8%	
Growth		113.5%	24.1%	160.1%	(24.2%)	NM	NM		(21.1%)	5.4%	3.2%	7.8%	9.2%	4.3%	
Capital Expenditures	¥ 7,589	¥ 443	¥ 60,325	¥ 53,899	¥ 36,591	¥ 7,957	¥ 7,363	¥ 35,997	¥ 14,504	¥ 14,918	¥ 16,049	¥ 17,052	¥ 17,938	¥ 18,730	
% of Net Revenue	17.5%	0.5%	35.2%	17.3%	14.1%	17.4%	15.3%	13.7%	5.1%	4.8%	4.8%	4.8%	4.8%	4.8%	
Net Working Capital	¥ 33,762	¥ 54,986	¥ 80,532	¥ 87,410	¥ 16,950			-¥ 8,051	¥ 85,050	¥ 114,523	¥ 137,574	¥ 147,230	¥ 153,040	¥ 159,898	
% of Net Revenue	77.7%	67.4%	47.0%	28.1%	6.5%			(3.1%)	29.8%	36.8%	41.1%	41.4%	41.0%	41.0%	

Note: Financial performance metrics presented are adjusted to exclude public company costs and non-recurring income and expenses.

Source: Company filings, the Management of the Company

Valuation Analysis
Discounted Cash Flow Analysis – Methodology and Key Assumptions

Discounted Cash Flow Methodology

- Duff & Phelps performed a discounted cash flow analysis of the projected unlevered free cash flows.
- Unlevered free cash flow is defined as cash generated by the business that is available to either reinvest or to distribute to security holders.
- Projected free cash flows are discounted to the present using a discount rate which reflects their relative risk.
- The discount rate is equivalent to the rate of return that security holders could expect to realize on alternative investment opportunities with similar risk profiles.

Discounted Cash Flow Key Assumptions

- Duff & Phelps utilized and relied upon the Management Projections for the fiscal years ending December 31, 2020 through 2025 (excluding public company expenses, as provided by the Management of the Company), discussions with the Management of the Company, and a review of the Company's historical performance and other factors to develop the DCF analysis.
- Beyond the projection period, Duff & Phelps estimated the "terminal value" using a perpetuity formula.
- Duff & Phelps discounted the resulting free cash flows and terminal value using a weighted average cost of capital range of 14.0% to 16.0%, derived from the Capital Asset Pricing Model.
- The following is a summary of the Management Projections utilized in the discounted cash flow analysis:
  - Net revenue increases at a compound annual growth rate ("CAGR") of 7.0% from 2019 to 2025.
  - EBITDA margin averages 18.5% from 2020 to 2025.
  - EBIT margin averages 13.6% from 2020 to 2025.
  - Capital expenditures average 4.8% of net revenue from 2020 to 2025.
  - Net working capital averages 38.5% of net revenue from 2020 to 2025.

Valuation Analysis

DCF Analysis Summary

Discounted Cash Flow Analysis

(RMB in thousands)

	LTM	2020P	2021P	2022P	2023P	2024P	2025P	Terminal Year
Net Revenue	¥ 261,877	¥ 285,636	¥ 310,797	¥ 334,356	¥ 355,253	¥ 373,704	¥ 390,218	¥ 390,218
Growth		*10.1%*	*8.8%*	*7.6%*	*6.2%*	*5.2%*	*4.4%*	
EBITDA	¥ 57,664	¥ 52,790	¥ 58,424	¥ 61,220	¥ 65,047	¥ 69,721	¥ 72,308	¥ 72,308
Margin	*22.0%*	*18.5%*	*18.8%*	*18.3%*	*18.3%*	*18.7%*	*18.5%*	*18.5%*
Growth		*(14.6%)*	*10.7%*	*4.8%*	*6.3%*	*7.2%*	*3.7%*	
		2020 Jun. - Dec.						
Earnings Before Interest and Taxes		45,800	42,518	43,897	47,318	51,671	53,917	54,213
Pro Forma Taxes		2,253	(5,088)	(5,160)	(5,598)	(6,211)	(6,479)	(6,530)
Net Operating Profit After Tax		40,912	37,430	38,736	41,720	45,460	47,438	47,683
Depreciation		8,641	15,605	17,022	17,428	17,749	18,090	17,794
Amortization		175	301	301	301	301	301	301
Capital Expenditures		(7,141)	(14,918)	(16,049)	(17,052)	(17,938)	(18,730)	(18,730)
(Increase) / Decrease in Working Capital (1)		(7,074)	(29,472)	(23,051)	(9,656)	(5,810)	(6,858)	(6,150)
Free Cash Flow (2)		¥ 35,513	¥ 8,945	¥ 16,959	¥ 32,740	¥ 39,762	¥ 40,240	¥ 40,898

Enterprise Value Range		**Low**	**High**
Terminal Growth Rate		4.00%	4.00%
Weighted Average Cost of Capital		16.00%	14.00%
Concluded Enterprise Value		**¥ 255,000**	**¥ 305,000**
Implied Value Per Share (USD)		$2.70	$3.38
Implied Valuation Multiples			
EV / LTM EBITDA	¥ 57,664	4.4x	5.3x
EV / 2020 EBITDA	¥ 52,790	4.8x	5.8x
EV / 2021 EBITDA	¥ 58,424	4.4x	5.2x
EV / 2022 EBITDA	¥ 61,220	4.2x	5.0x
EV / LTM EBIT	¥ 45,902	5.6x	6.6x
EV / 2020 EBIT	¥ 40,322	6.3x	7.6x
EV / 2021 EBIT	¥ 42,518	6.0x	7.2x
EV / 2022 EBIT	¥ 43,897	5.8x	6.9x
EV / LTM Revenue	¥ 261,877	0.97x	1.16x

(1) Working capital change in 2020 reflects normalized level.

(2) Prior to application of 10% dividend withholding tax, which is calculated based on levered cash flows and discounted separately at the cost of equity derived in the WACC calculation and included in the concluded enterprise value range.

Note: Balance sheet data and LTM as of May 31, 2020. Financial performance metrics presented are adjusted to exclude public company costs and non-recurring income and expenses.

Valuation Analysis

Selected Public Companies / M&A Transactions Analysis Methodology

Selected Public Companies Analysis

- Duff & Phelps selected seventeen publicly traded companies that were deemed relevant to its analysis.
- Duff & Phelps analyzed the financial performance of each of the publicly traded companies. Duff & Phelps then analyzed the selected public companies' trading multiples, including enterprise value to revenue, EBITDA and EBIT.

Selected M&A Transactions Analysis

- Duff & Phelps also selected merger and acquisition transactions involving target companies that were deemed relevant to its analysis. Duff & Phelps computed the LTM revenue, EBITDA and EBIT for each of the target companies (where publicly disclosed). Duff & Phelps then calculated the implied valuation multiples for each transaction.

Duff & Phelps analyzed a number of factors in comparing the Company to the selected public companies and the targets in the selected M&A transactions, including historical and forecasted growth in revenue and profits, profit margins and other characteristics that we deemed relevant.

Duff & Phelps selected multiples that reflect the Company's size, growth outlook, capital requirements, profit margins, revenue mix, and other characteristics relative to the group.

None of the companies utilized for comparative purposes in the following analysis are directly comparable to the Company, and none of the transactions utilized for comparative purposes in the following analysis are directly comparable to the Proposed Transaction. Duff & Phelps does not have access to non-public information of any of the companies used for comparative purposes. Accordingly, a complete valuation analysis of the Company and the Proposed Transaction cannot rely solely upon a quantitative review of the selected companies and selected transactions, and involves complex considerations and judgments concerning differences in financial and operating characteristics of such companies and targets, as well as other factors that could affect their value relative to that of the Company. Therefore, the Selected Public Companies / Selected M&A Transactions Analysis is subject to certain limitations.

Valuation Analysis

Selected Public Companies Analysis – Financial Metrics

Selected Public Companies Analysis

COMPANY INFORMATION	REVENUE GROWTH					EBITDA GROWTH					EBITDA MARGIN				
Company Name	3-YR CAGR	YTD	2020	2021	2022	3-YR CAGR	YTD	2020	2021	2022	3-YR AVG	LTM	2020	2021	2022
Global Water Treatment Companies															
Xylem Inc.	4.4%	-11.6%	-9.7%	6.8%	5.5%	5.3%	-34.4%	-28.1%	23.7%	12.0%	18.7%	16.9%	15.1%	17.5%	18.6%
Pentair plc	2.1	-4.4	-4.8	5.6	5.5	5.0	-5.7	-7.6	14.2	8.2	17.9	17.7	17.3	18.7	19.2
Evoqua Water Technologies Corp.	8.3	1.3	-5.8	7.3	4.9	10.8	10.0	-9.6	13.5	9.9	15.5	15.7	14.5	15.3	16.0
Kurita Water Industries Ltd.	7.3	-5.2	-0.6	6.7	3.2	7.2	-21.9	-12.9	9.4	6.5	16.4	15.5	16.9	17.3	17.9
KSB SE & Co. KGaA	3.4	-8.1	-11.6	9.2	6.0	11.6	-27.9	-23.8	50.0	18.9	6.7	6.7	6.3	8.7	9.7
METAWATER Co., Ltd.	4.8	-4.5	4.2	3.3	2.9	7.8	NM	9.9	9.6	6.9	7.5	6.8	8.0	8.5	8.9
Organo Corporation	6.0	-2.8	3.0	2.7	0.7	30.2	-62.6	-7.6	-21.8	16.5	8.5	10.5	10.9	8.3	9.6
Tsukishima Kikai Co., Ltd.	12.8	-15.9	-5.6	4.1	-1.2	25.0	NM	-12.7	12.6	9.9	9.7	8.9	9.0	9.7	10.8
Tsurumi Manufacturing Co., Ltd.	5.3	1.5	NA	NA	NA	6.5	-10.4	NA	NA	NA	12.9	12.7	NA	NA	NA
Nomura Micro Science Co., Ltd.	8.6	11.4	8.9	9.9	8.0	26.8	NM	4.9	17.5	NA	7.3	10.6	7.0	7.5	NA
Ion Exchange (India) Limited	13.6	-19.3	NA	NA	NA	21.1	-6.7	NA	NA	NA	8.6	9.5	NA	NA	NA
Group Median	6.0%	-4.5%	-4.8%	6.7%	4.9%	10.8%	-15.2%	-9.6%	13.5%	9.9%	8.7%	10.6%	10.9%	8.7%	13.4%
China Water Treatment Companies															
Beijing Enterprises Water Group Limited	17.6%	-2.9%	0.8%	6.7%	9.8%	18.9%	-8.1%	10.4%	8.0%	8.7%	30.0%	30.3%	34.1%	34.5%	34.2%
Yunnan Water Investment Co., Limited	31.6	-1.8	NA	NA	NA	32.0	-20.9	NA	NA	NA	29.4	28.9	NA	NA	NA
China Everbright Water Limited	30.6	-14.7	9.8	9.8	1.3	25.1	-1.8	11.8	12.3	6.6	30.9	31.5	30.2	30.9	32.5
Kunming Dianchi Water Treatment Co., Ltd.	26.1	11.6	5.6	5.1	5.7	11.6	14.1	27.0	6.2	7.8	46.0	42.7	50.3	50.8	51.8
Luzhou Xingtu Water (Group) Co., Ltd.	34.0	13.7	NA	NA	NA	17.4	28.7	NA	NA	NA	21.5	20.4	NA	NA	NA
China Water Industry Group Limited	29.3	4.6	NA	NA	NA	38.7	0.9	NA	NA	NA	33.0	33.8	NA	NA	NA
Group Median	29.9%	1.4%	5.6%	6.7%	5.7%	22.0%	-0.4%	11.8%	8.0%	7.8%	30.5%	30.9%	34.1%	34.5%	34.2%
Aggregate Mean	14.5%	-2.8%	-0.5%	6.4%	4.4%	17.7%	-10.5%	-3.2%	12.9%	10.2%	18.9%	18.8%	18.3%	19.0%	20.8%
Aggregate Median	8.6%	-2.9%	0.0%	6.7%	5.2%	17.4%	-7.4%	-7.6%	12.5%	8.7%	16.4%	15.7%	14.8%	16.3%	17.9%
Newater Technology, Inc.	47.1%	5.1%	10.1%	8.8%	7.8%	40.0%	NM	-14.6%	10.7%	4.8%	20.9%	22.0%	18.5%	18.8%	18.3%

Note: The Company's financial performance metrics presented are adjusted to exclude public company costs and non-recurring income and expenses.
YTD = Year to Date
LTM = Latest Twelve Months
CAGR = Compounded Annual Growth Rate
EBITDA = Earnings Before Interest, Taxes, Depreciation and Amortization
EBIT = Earnings Before Interest and Taxes
Source: Capital IQ, Bloomberg, company filings, press releases

Valuation Analysis

Selected Public Companies Analysis – Valuation Multiples

Selected Public Companies Analysis

($ in millions, except per share data)

COMPANY INFORMATION	MARKET DATA				ENTERPRISE VALUE AS A MULTIPLE OF								
Company Name	Stock Price on 9/25/20	% of 52-Wk High	Equity Value	Enterprise Value	LTM EBITDA	2020 EBITDA	2021 EBITDA	2022 EBITDA	LTM EBIT	2020 EBIT	2021 EBIT	2022 EBIT	LTM Revenue
Global Water Treatment Companies													
Xylem Inc.	$83.06	93.2	$14,947	$16,743	20.0x	23.4x	18.9x	16.9x	28.8x	36.1x	26.9x	23.3x	3.38x
Pentair plc	44.96	95.1	7,459	8,431	16.5	17.3	15.1	14.0	19.4	19.0	17.0	15.8	2.92
Evoqua Water Technologies Corp.	19.62	78.1	2,299	3,180	13.9	15.9	14.0	12.8	26.0	32.2	27.0	23.9	2.18
Kurita Water Industries Ltd.	33.51	99.2	3,763	3,293	8.6	7.9	7.2	6.8	16.7	13.6	12.2	NA	1.33
KSB SE & Co. KGaA	334.61	90.0	586	804	4.5	5.2	3.4	2.9	9.8	13.8	6.0	4.6	0.30
METAWATER Co., Ltd.	43.40	89.6	943	594	7.3	6.1	5.5	5.2	8.5	6.9	6.2	5.8	0.49
Organo Corporation	52.92	72.8	606	626	6.6	6.0	7.7	6.6	7.5	6.6	8.9	7.5	0.69
Tsukishima Kikai Co., Ltd.	12.39	73.5	537	463	5.6	5.6	5.0	4.5	7.0	NA	NA	NA	0.50
Tsurumi Manufacturing Co., Ltd.	17.28	83.7	433	169	3.1	NA	NA	NA	3.5	NA	NA	NA	0.39
Nomura Micro Science Co., Ltd.	17.31	81.4	159	139	6.4	9.0	7.7	NA	7.0	10.3	8.6	NA	0.68
Ion Exchange (India) Limited	9.46	68.2	112	79	4.3	NA	NA	NA	5.2	NA	NA	NA	0.41
Group Median					6.6x	7.8x	7.7x	6.7x	8.5x	13.7x	10.6x	11.7x	0.68x
China Water Treatment Companies													
Beijing Enterprises Water Group Limited	$0.39	71.4	$3,879	$10,874	10.0x	8.7x	8.0x	7.4x	10.7x	9.7x	8.8x	8.2x	3.03x
Yunnan Water Investment Co., Limited	0.13	54.1	154	2,480	9.0	NA	NA	NA	12.4	NA	NA	NA	2.60
China Everbright Water Limited	0.16	62.0	457	1,572	7.5	6.6	5.9	5.5	7.9	7.0	6.2	5.8	2.35
Kunming Dianchi Water Treatment Co., Ltd.	0.23	75.5	238	703	5.9	4.9	4.6	4.3	8.3	6.6	6.2	5.7	2.50
Luzhou Xinglu Water (Group) Co., Ltd.	0.16	90.5	138	407	6.5	NA	NA	NA	9.8	NA	NA	NA	1.33
China Water Industry Group Limited	0.04	48.4	61	290	5.5	NA	NA	NA	8.8	NA	NA	NA	1.85
Group Median					7.0x	6.6x	5.9x	5.5x	9.3x	7.0x	6.2x	5.8x	2.43x
Aggregate Mean					8.3x	9.7x	8.6x	7.9x	11.6x	14.7x	12.2x	11.2x	1.58x
Aggregate Median					6.6x	7.3x	7.4x	6.6x	8.8x	10.3x	8.8x	7.5x	1.33x

LTM = Latest Twelve Months
Enterprise Value = (Market Capitalization) + (Debt + Preferred Stock + Non-Controlling Interest) - (Cash & Equivalents) - (Net Non-Operating Assets)
EBITDA = Earnings Before Interest, Taxes, Depreciation and Amortization
EBIT = Earnings Before Interest and Taxes
Source: Capital IQ, Bloomberg, company filings, press releases

Valuation Analysis

Selected M&A Transactions Analysis

Selected M&A Transactions Analysis - China Water Treatment Companies

($ in millions)

Announced	Target Name	Target Business Description	Acquirer Name	Enterprise Value	LTM Revenue	LTM EBITDA	LTM EBIT	EBITDA Margin	EV / Revenue	EV / EBITDA	EV / EBIT
4/23/2020	Beijing Innogreen Technology Co., Ltd.	Offers single water softening unit, reverse osmosis (RO), brackish water RO and other water treatment equipment	Beijing Gemstone Environmental Technology Co., Ltd.	$16	$27	NA	NA	NA	0.60x	NA	NA
11/6/2019	Shandong Shifang Environmental Protection& Bio-Energy Co., Ltd.	Provides urban and rural organic waste treatment, kitchen waste disposal, biogas purification, and wastewater treatment services.	Sichuan Jinyu Automobile City (Group) Co., Ltd. (nka BECE Legend Group Co., Ltd.)	$77	$30	$14	$9	45.9%	2.52x	5.5x	8.5x
12/10/2017	Jiangsu Jinshan Environmental Protection Technology Co., Ltd.	Provides wastewater treatment equipment and services.	Jiangsu Jinshan Environmental Protection Engineering Group Co., Ltd.	$289	$124	$44	$42	35.6%	2.34x	6.5x	6.9x
9/29/2016	Gansu Golden Bridge Group Co., Ltd.	Offers surface water purification, waste water recycling, and engineering design and consulting services for water treatment equipment installation.	Tianjin MOTIMO Membrane Technology Co., Ltd.	$55	$23	$5	$5	21.8%	2.37x	10.8x	11.2x
11/1/2015	Beijing TDR Enviro Tech Co., Ltd.	Researches, develops, and provides equipment and technology for wastewater treatment.	Shanghai Luran Investment Management Co., Ltd.; Shanghai Jianan Investment Co., Ltd.; Shanghai Fuji Investment Co., Ltd.	$103	$47	NA	NA	NA	2.17x	NA	NA

	EV / Revenue	EV / EBITDA	EV / EBIT
Mean	2.00x	7.6x	8.8x
Median	2.34x	6.5x	8.5x

Source: Capital IQ, Bloomberg, company filings, press releases

Valuation Analysis

Selected M&A Transactions Analysis

Selected M&A Transactions Analysis - Global Water Treatment Companies

($ in millions)

Announced	Target Name	Target Business Description	Acquirer Name	Enterprise Value	LTM Revenue	LTM EBITDA	LTM EBIT	EBITDA Margin	EV / Revenue	EV / EBITDA	EV / EBIT
5/1/2019	First Sales, LLC	Manufactures water treatment and filtration equipment for residential, commercial, and industrial applications.	Franklin Electric Co., Inc.	$16	$14	NA	NA	NA	1.11x	NA	NA
2/6/2019	U.S. Water Services, Inc.	Manufactures and supplies chemicals and other purification systems for water management and treatment.	Kurita Water Industries Ltd.	$270	$172	NA	NA	NA	1.57x	NA	NA
3/8/2017	GE Osmonics, Inc. (nka SUEZ Water Technologies & Solutions)	Designs, manufactures, and markets equipment used in the filtration, separation, and processing of fluids.	Caisse de dépôt et placement du Québec; Suez SA	$3,375	$2,102	$337	NA	16.1%	1.61x	10.0x	NA
7/13/2016	Ovivo Inc.	Provides cooling water treatment as well as membranes for energy, municipal, and electronics markets.	SKion Water International GmbH	$139	$258	$12	$8	4.7%	0.54x	11.4x	17.5x
6/17/2016	Hydro International plc (nka Hydro International Limited)	Engages in the research, development, design, and supply of products and systems for storm-water management and the treatment of wastewater.	Hanover Investors Management LLP; Hanover Active Equity Fund LP	$37	$54	$4	$3	7.2%	0.68x	9.3x	11.7x
3/4/2016	Fomento de Construcciones y Contratas, S.A.	Offers services related with urban sanitation, the treatment of industrial waste, and waste recycling.	Control Empresarial de Capitales, S.A. de C.V.	$7,914	$7,041	$1,026	$543	14.6%	1.12x	7.7x	14.6x
2/16/2016	Felker Industries Inc.	Offers welded stainless steel tubing and piping systems for various water applications, including water extraction and treatment, water purification, and potable water supplies and distribution.	Consolidated Water U.S. Holdings, Inc.	$13	$19	$4	$4	21.9%	0.68x	3.0x	3.1x
2/6/2016	Bilfinger Water Technologies GmbH	Provides water purification and environmental protection service for industrial and real estate companies.	mertus 243.GmbH	$226	$334	NA	NA	NA	0.68x	NA	NA
							Mean		1.05x	8.3x	11.7x
							Median		0.95x	9.3x	13.1x
							Aggregate Mean		1.30x	8.0x	10.5x
							Aggregate Median		1.12x	8.5x	11.2x

Source: Capital IQ, Bloomberg, company filings, press releases

Valuation Analysis

Selected Public Companies / M&A Transactions Analysis Summary

Selected Public Companies / M&A Transactions Analysis Summary

(RMB in thousands)

Enterprise Valuation Multiples

Metric	Public Companies Aggregate Range	Public Companies Aggregate Median	Public Companies EV > $1 Billion Range	Public Companies EV > $1 Billion Median	Public Companies EV < $1 Billion Range	Public Companies EV < $1 Billion Median	M&A Transactions Median
EV / LTM EBITDA	3.1x - 20.0x	6.6x	7.5x - 20.0x	10.0x	3.1x - 7.3x	5.8x	8.5x
EV / 2020 EBITDA	4.9x - 23.4x	7.3x	6.6x - 23.4x	12.3x	4.9x - 9.0x	5.8x	NA
EV / 2021 EBITDA	3.4x - 18.9x	7.4x	5.9x - 18.9x	11.0x	3.4x - 7.7x	5.2x	NA
EV / 2022 EBITDA	2.9x - 16.9x	6.6x	5.5x - 16.9x	10.1x	2.9x - 6.6x	4.5x	NA
EV / LTM EBIT	3.5x - 28.8x	8.8x	7.9x - 28.8x	16.7x	3.5x - 9.8x	7.9x	11.2x
EV / 2020 EBIT	6.6x - 36.1x	10.3x	7.0x - 36.1x	16.3x	6.6x - 13.8x	6.9x	NA
EV / 2021 EBIT	6.0x - 27.0x	8.8x	6.2x - 27.0x	14.6x	6.0x - 8.9x	6.2x	NA
EV / 2022 EBIT	4.6x - 23.9x	7.5x	5.8x - 23.9x	15.8x	4.6x - 7.5x	5.8x	NA
EV / LTM Revenue	0.30x - 3.38x	1.33x	1.33x - 3.38x	2.60x	0.30x - 2.50x	0.59x	1.12x

Valuation Summary

Metric	Selected Multiple Range	Company Performance	Enterprise Value Range
EV / LTM EBITDA	**4.50x - 5.50x**	¥ 57,664	¥ 259,487 - ¥ 317,151
EV / 2020 EBITDA	**5.00x - 6.00x**	¥ 52,790	¥ 263,949 - ¥ 316,739
Concluded Enterprise Value			¥ 262,000 - ¥ 317,000
Implied Value Per Share (USD)			$2.80 - $3.55
			Implied Multiples
EV / 2021 EBITDA		¥ 58,424	4.5x - 5.4x
EV / 2022 EBITDA		¥ 61,220	4.3x - 5.2x
EV / LTM EBIT		¥ 45,902	5.7x - 6.9x
EV / 2020 EBIT		¥ 40,322	6.5x - 7.9x
EV / 2021 EBIT		¥ 42,518	6.2x - 7.5x
EV / 2022 EBIT		¥ 43,897	6.0x - 7.2x
EV / LTM Revenue		¥ 281,877	1.00x - 1.21x

Note: LTM as of May 31, 2020. Financial performance metrics presented are adjusted to exclude public company costs and non-recurring income and expenses.